Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report of Laserscope on Form 10-Q for the three months ended March 31, 2006, I, Derek Bertocci, Vice President, Finance and Chief Financial Officer of Laserscope, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	such Quarterly Report on Form 10-Q for the three months ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in such Quarterly Report on Form 10-Q for the three months ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Laserscope.

Date: May 10, 2006
/s/ Derek Bertocci

Derek Bertocci Vice President, Finance and Chief Financial Officer (Principal Financial Officer)